SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

July 27, 2022

Date of Report (Date of Earliest Event Reported)

GLOBAL ARENA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	00049819	33-0931599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

208 East 51st Street, Suite 112 New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(646) 801-6146

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities

On July 27, 2022, the Company authorized the issuance of 480,000 shares Series C Preferred Stock at $.001 per share as follows:

120,000 Series C Preferred Shares - John Matthews, CEO/CFO

120,000 Series C Preferred Shares – Martin Doane, Director

120,000 Series C Preferred Shares – Facundo Bacardi, Director

120,000 Series C Preferred Share – Kathryn Weisbeck, Director of Public Relations/Marketing

The Series C Preferred Shares were issued on July 29, 2022

Item 5.01 – Changes in Control of Registrant

See 3.02 above

After the change of control, the percentage of voting securities of the registrant now beneficially owned directly by the above shareholders is as follows:

John Matthews, CEO/CFO – 13.85%

Martin Doane, Director – 13.41%

Facundo Bacardi, Director – 13.41%

Kathryn Weisbeck, Director of Public Relations/Marketing – 12.63%

The source of funds used by the above individuals was personal funds.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Pursuant to Board of Director minutes dated July 27, 2022, the Company filed a Certificate of Designation with the State of Delaware authorizing the creation of 750,000 Series C Preferred Stock with the following terms and rights:

A.   Designation and Number.  A series of the preferred stock, designation the “Series C Preferred Stock,” $0.001 par value, is hereby established.  The number of shares of the Series C Preferred Stock shall be Seven Hundred Fifty Thousand (750,000).  The rights, preferences, privileges, and restrictions granted to and imposed on the Series C Preferred Stock are as set forth below.

B.   Dividend Provisions.   None

C.   Conversion Rights.  None

D.   Preemptive Rights.  None

E   Voting Rights.    Each share of Series C Preferred Stock shall entitle the holder thereof to cast 5,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

Item 8.01 – Other Events

On July 27, 2022, the following individuals forgave a portion of the compensation due to them for services rendered.

John Matthews, CEO/CFO – forgave $35,000

Martin Doane, Director – forgave $35,000

Facundo Bacardi, Director – forgave $35,000

Kathryn Weisbeck, Director of Public Relations/Marketing – forgave $35,000

Item 9.01 – Exhibits

Exhibit 4.12 – Certificate of Designation for Series C Preferred Shares filed with the State of Delaware on July 29, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Global Arena Holding, Inc.

By:

/s/ John Matthews

John Matthews

Chief Executive Officer

Dated:  July 29, 2022

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